ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 1, 2000, by and between Ursus Telecom Corporation, a Florida corporation ("Buyer"), and Justice Telecom Corporation, a California corporation ("Seller").

                        R E C I T A L S

     A. Seller is engaged in the telecommunications business, including, without limitation, the re-origination of international retail telephone traffic (the "International Re-Origination Business").

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and conditions set forth under this Agreement, certain specified assets and properties of Seller relating to Seller's International Re-Origination Business, as more specifically set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                             ARTICLE I

                     PURCHASE AND SALE OF ASSETS

     1.1 Purchase and Sale. Effective as of June 1, 2000 (the "Closing Date"), subject to the terms, conditions and consideration set forth herein, Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, all of Seller's right, title and interest in and to the following (collectively, the "Assets"):

            (a) All information regarding the customers, sales representatives and resellers of Seller's International Re-Origination Business contained on TeleDesq and TeleScript, as such terms are defined below, (the "Customer Base") and such other information regarding the Customer Base as may be reasonably required in order for Buyer to continue the International Re-Origination Business of Seller; (As used herein, the terms 'TeleDesq" and "TeleScript" shall refer to the software licensed to Seller under that certain Trilogy Telemanagement Service Agreement date June 21, 1999, between Seller and Trilogy Telemanagement L.L.C. (the "Trilogy Agreement")).

            (b) Subject to Section 1.3 below, all rights and obligations of Seller under all contracts or agreements with the Customer Base (the "International Re-Origination Contracts");

            (c) Subject to Section 1.6 below, all advance payments, prepayments, prepaid expenses, deposits and the like paid to Seller by the Customer Base in connection with the International Re-Origination Business ("Prepaids") which are held by Seller as of the Closing Date;

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            (d)     Certain specified assets related to the International Re-
Origination Business of Seller set forth on Exhibit A (the "Exhibit A Assets") including, subject to Section 1.3 below, all rights and obligations of Seller under the agreements set forth on Exhibit A-1 (the "Exhibit A Contracts");

            (e) Certain specified assets related to the International Re-Origination Business of the Seller set forth on Exhibit B (the "Exhibit B Assets") including, subject to Section 1.3 below, all rights and obligations of Seller under the agreements set forth on Exhibit B-1 (the "Exhibit B Contracts");

            (f) All telecommunications and computer software developed solely by Seller and specific to Seller's International Re-Origination Business and not used any other activities of Seller; and

            (g) A non-exclusive, perpetual, assignable license to use all telecommunications and computer software developed solely by Seller and used both in Seller's International Re-Origination Business and in the other activities of Seller, but only to the extent such software is required to conduct the International Re-Origination Business.

     1.2 Excluded Assets. Notwithstanding anything herein to the contrary, the Assets shall not include any of the following assets ("Excluded Assets"):

             (a) All accounts receivable and work in progress attributable to amounts billed (or to be billed) to the Customer Base with respect the period ending on (but excluding) the Closing Date, and all other rights of Seller under or relating to any of the Assets arising before the Closing Date (but not any rights arising on or after the Closing Date);

             (b) All tangible personal property of Seller other than the Exhibit A Assets and the Exhibit B Assets; and

             (c) All trademarks, trade names, service marks, logos and all other intellectual property of Seller, whether or not related to the International Re-Origination Business except as specifically set forth in
Section 1.1 above.

     1.3 Assumption of Contracts. Effective as of the Closing Date for all periods on and after the Closing Date, subject to the terms and conditions of this Agreement, Seller hereby assigns and Buyer hereby assumes (as of the Closing Date) on a going forward basis all the International Re-Origination Contracts, the Exhibit A Contracts and the Exhibit B Contracts, and all rights and obligations relating thereto, in each case to the fullest extent the foregoing are assignable pursuant to their terms (as interpreted under applicable law). In the event that any of the International Re-Origination Contracts, the Exhibit A Contracts or the Exhibit B Contracts cannot be assigned to Buyer for any reason, Seller shall, at the request of Buyer with respect to any such contract, (i) use its reasonable best efforts to either obtain any necessary consents or cause the other party to such contract to terminate the existing contract with Seller and enter into a replacement contract with Buyer under the same terms and conditions as the contract with Seller or (ii) use its reasonable efforts to cooperate with Buyer in finding an alternative arrangement with respect to such contract acceptable to Buyer including, where Seller may legally do so without incurring any cost or liability, keeping such contract in full force and effect in Seller's name and granting Buyer the sole right to exercise all of Seller's rights under such contract.
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     1.4     Assumption of Liabilities. As partial payment and consideration for its purchase of the Assets, on the terms and subject to the conditions set forth in this Agreement, effective as of the Closing Date, Buyer hereby assumes and agrees to pay, perform, defend and discharge in due course all liabilities and obligations of Seller under the International Re-Origination Contracts, the Exhibit A Contracts, the Exhibit B Contracts and any additional liabilities set forth in Schedule 1.4 which pertain to or are to be performed during any period commencing on or after the Closing Date (collectively, the "Assumed Liabilities"); provided, however, that Assumed Liabilities do not include and Buyer shall not assume or otherwise be liable for any of the following (collectively, "Excluded Liabilities"):

          (a) All liabilities, debts and obligations of Seller incurring or arising prior to the Closing Date (to the extent relating to any period ending before the Closing Date), including, without limitation, trade payables and liabilities for operating expenses whether or not incurred in the ordinary course of business;

          (b) Any liability to the extent arising out of any actual or claimed breach by Seller of any International Re-Origination Contract, Exhibit A Contract or Exhibit B Contract before the Closing Date; and

          (c) Any action, claim, suit, proceeding, hearing, inquiry, proceeding, complaint or investigation, pending or threatened against Seller on or before the Closing Date.

     1.5 Additional Deliveries. On the Closing Date, Buyer and Seller shall execute and deliver each of (a) the Bill of Sale substantially in the form attached hereto as Exhibit C, (b) the Bill of Sale substantially in the form attached hereto as Exhibit D, (c) the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit E, (d) the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit F and (e) the Non-Competition Agreement substantially in the form attached hereto as Exhibit G. On each of the Closing Date, the Initial Payment Date, and the Contingent Payment Date, Buyer shall deliver to Seller (along with the consideration payable on each respective date) a certificate executed by Buyer or on its behalf by a duly authorized representative, dated each respective date, to the effect that each of the representations and warranties of Buyer contained in this Agreement (i) shall have been true and correct when made and
(ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and
(B) in all other cases, true and correct in all material respects, in the case of clauses (A) and (B), as of each respective date with the same force and effect as though made on and as of each respective date.

     1.6 Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price to be paid by Buyer to Seller for the Assets shall consist of the Exhibit A Assets Consideration, the Exhibit B Assets Consideration, the Initial Consideration and the Contingent Consideration (each as defined below), each of which shall be payable as follows:

             (a) Exhibit A Assets Consideration. As soon as practicable after the Closing Date, subject to the terms and conditions of this Agreement, Buyer will pay and deliver to Seller the sum of $95,337.50 (such sum, referred to herein as the "Exhibit A Assets Consideration").

             (b) Exhibit B Assets Consideration. As soon as practicable after the Closing Date, Buyer shall transfer to Seller 33,000 shares of
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Buyer's common stock, $0.01 par value ("Buyer Common Stock") as payment for the Exhibit B Assets (the "Exhibit B Assets Consideration").

             (c) Initial Consideration. After the Closing Date, but no later than July 17, 2000 ("Initial Payment Date"), subject to the terms and conditions of this Agreement, Buyer will pay and deliver to Seller the sum (such sum, referred to herein as the "Initial Consideration") of three (3) times the gross revenue billed to the Customer Base in connection with the International Re-Origination Business (net of any amounts retained by resellers, as mutually agreed to by the parties hereto) for the month of June, 2000 (the "June Revenue").

             (d) Contingent Consideration. No later than December 31, 2000 ("Contingent Payment Date"), subject to the terms and conditions of this Agreement, Buyer will pay and deliver to Seller an amount equal to three (3) times the difference, if positive, between (i) the June Revenue and (ii) the average of the monthly gross revenue billed to the Customer Base in connection with the International Re-Origination Business (net of any amounts retained by resellers, as mutually agreed to by the parties hereto) for the months of September, October and November 2000 (the "Contingent Consideration").

            (e) Form of Payment. Buyer shall pay the Exhibit A Assets Consideration to Seller by wire transfer. Buyer shall pay the Exhibit B Assets Consideration to Seller in shares of Buyer Common Stock. Buyer shall pay the Initial Consideration and the Contingent Consideration, respectively, on each of the Initial Payment Date and the Contingent Payment Date to Seller at Buyer's option in either (i) cash, or (ii) if, on the relevant payment date, shares of Buyer Common Stock are listed on the NASDAQ National Market System or any national securities exchange or trading system, (A) Buyer Common Stock or (B) a combination of cash and Buyer Common Stock. For the purposes of this Agreement, Buyer Common Stock shall be valued at the average Closing Price (as defined below) for the Buyer Common Stock for the twenty (20) consecutive trading days (X) ending and including July 15, 2000 for the Initial Consideration Payment and (Y) ending and including November 15, 2000 for the Contingent Consideration Payment. "Closing Price" shall mean, with respect to any shares of Buyer Common Stock, the closing price of such security's sales on the principal domestic securities exchange on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization; provided that if such security is listed on any domestic securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading.

          (f) Registration. In the event that Buyer elects to deliver Buyer Common Stock as payment of all or any part of the Initial Consideration or the Contingent Consideration, Buyer shall, at Buyer's sole costs and expense, use its best efforts to register fifty percent (50%) of such delivered shares of Buyer Common Stock (such shares of Buyer Common Stock to be registered, the "Registration Shares") under the Securities Act of 1933, as amended (the "Securities Act"), via Form S-3 and cause such registration to become effective, all (i) within 120 days of the Initial Payment Date with respect to any Registration Shares delivered in connection with the Initial

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Consideration and (ii) within 120 days with respect to any Registration Shares delivered in connection with the Contingent Consideration. The remaining fifty percent (50%) of such shares of Buyer Common Stock and the Buyer Common Stock delivered as payment of the Exhibit B Assets Consideration shall be restricted stock in accordance with Rule 144 of the Securities Act.

          (g) Listing. Buyer shall use its best efforts to cause all Registration Shares delivered to Seller hereunder to be listed on the NASDAQ National Market System or other national securities exchange or trading system on which Buyer Common Stock primarily trades on or prior to the effective date of the registration thereof pursuant to Section 1.6(f) above.

          (h) Remedies for Failure to Register and List. In the event Buyer should fail to so register (and cause such registration to become and remain effective until such time as Seller shall have sold all Registration Shares covered by such registration statement) or so cause the listing (or eligibility for trading) of any or all of the Registration Shares in accordance with applicable laws and regulations within the relevant time periods specified above, then Buyer shall, at Seller's option, either (i) buy back for cash all such Registration Shares at a price per share calculated pursuant to Section 1.6(e) above for the relevant payment date plus interest at a rate of five percent (5%) per annum on such amount from the Closing Date through and including the date payment is actually received by Seller or (ii) pay interest to Seller on such price at the rate of 1.5% per month commencing on the 120th day after the payment date on which such Registration Shares were delivered to Seller through and including the date on which the registration statement relating to such Registration Shares becomes effective.

     1.7 Prepaids. In the event the aggregate receivable due to Seller from the Customer Base as of the Closing Date is less than the aggregate Prepaids as of such date, Buyer shall pay to Seller as soon as practicable after the Closing Date an amount equal to such shortfall. In the event the aggregate receivable due to Seller from the Customer Base as of the Closing Date is greater than the aggregate Prepaids as of such date, Seller shall pay to Buyer as soon as practicable after the Closing Date an amount equal to such excess.

     1.8 Proration of Expenses. The parties shall, on the Initial Payment Date, prorate any expenses (to the extent assumed by Buyer under Section 1.3) related to the Customer Base, the Exhibit A Assets, the Exhibit A Contracts, the Exhibit B Assets and the Exhibit B Contracts as to which a payment made before the Closing Date relates to any period on or after the Closing Date (which expenses shall be the sole responsibility of Buyer) or a payment made after the Closing Date relates to any period before the Closing Date (which expenses shall be the sole responsibility of Seller). The net amount of any such prorations shall be paid in cash by the relevant party to the other party, as appropriate, on the Initial Payment Date. Notwithstanding the foregoing, Buyer's reimbursement for costs relating to Seller's International Re-Origination Business for the month of June 2000 shall be limited to the following: (i) all direct retail payroll costs related to Buyer's traffic (determined to be $82,456), (ii) 15% of Seller's selling, general and administrative expenses to reimburse Seller for support functions (determined to be $20,000), (iii) the actual cost of in-house and external sales commissions (provided that such commissions shall be consistent with the past business practices of Seller), (iv) the actual third party cost of shipping and (v) Seller's actual cost of retail goods sold, including, but not limited to, domestic and international termination, DIDs, X.25, ITFS, Internet bandwidth, domestic inbound 800, local lines and dedicated facilities (such terms to have the meanings generally ascribed to them in the
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telecommunications industry).  Any special projects requested by Buyer to be performed by Seller beyond normal day-to-day operations shall require the prior agreement of both parties.

     1.9 Transferee Liability. The parties hereto acknowledge and agree that:

             (a) all other consent fees, sales tax and assignment or transfer fees, and other fees and charges and taxes payable in connection with the transactions contemplated hereby, if any, shall be paid by the Buyer provided that if the aggregate of the fees and other charges required in order to assign the Exhibit A Contracts and the Exhibit B Contracts exceed $15,000, Buyer may, at its option, treat such agreements (as cause the aggregate of such fees and other charges to exceed $15,000) as non-assignable and such agreements shall be accorded the treatment set forth in Section 1.3 above; and

             (b) all Federal and state income taxes, if any, incurred by Buyer or Seller shall be borne by the party incurring such taxes.

     In the event that Seller pays any fees, charges or taxes which it is not required to pay hereunder, Buyer agrees to reimburse Seller immediately in the amount of such fees, charges or taxes paid by Seller. In the event that Buyer pays any fees, charges or taxes which it is not required to pay hereunder, Seller agrees to reimburse Buyer immediately in the amount of such fees, charges or taxes paid by Buyer.

                               ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby represents and warrants to Buyer as follows:

     2.1 Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby.

      2.2 Consents and Approvals; No Violations; Absence of Conflicts. Neither the execution and delivery of this Agreement by Seller and the agreements attached hereto as Exhibits, the compliance by Seller with the terms and conditions hereof nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with any of the terms, conditions or provisions of the articles of incorporation, by-laws or other charter documents of Seller, (b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Seller, the Assets or the International Re-Origination Business, or any governmental permit or license issued to Seller,
(c) except for any consents required under any of the Exhibit A Contracts and Exhibit B Contracts, result in a violation or breach of, or constitute (with or without giving of notice or passage of time or both) a default or give rise to any right of termination, amendment, cancellation or acceleration under any of the International Re-Origination Contracts, the Exhibit A Contracts or the Exhibit B Contracts. Notwithstanding the foregoing, Seller has received the consent of Trilogy Telemanagement L. L. C. required to assign the Trilogy Agreement to Buyer and the consent of U. S. TelePacific Corp. ("TelePacific") required to assign to Buyer the DID's granted by TelePacific to Seller.
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     2.3     No Defaults.  To the knowledge of Seller, with such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the International Re-Origination Business, (i) each of the Exhibit A Contracts and Exhibit A Contracts is valid and in full force and effect and (ii) Seller is not in violation or any provision of, and has not committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract. To the knowledge of Seller, no counterpart to any Exhibit A Contract or Exhibit B Contract has violated any provision of or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default or other breach under the provisions of any such contract, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a material adverse effect on the International Re-Origination Business.

     2.4     Power and Authority.

             (a) Seller has full power and authority to execute, deliver and carry out all the terms and provisions of this Agreement and to perform its obligations under this Agreement. On or prior to the Closing Date, Seller shall have taken, or caused to have been taken, all necessary corporate action to authorize the Seller's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

             (b) This Agreement constitutes, and upon the execution and delivery by Seller of the other agreements between the parties referred to herein and each instrument and certificate delivered by Seller pursuant hereto, such agreements, instruments and certificates shall constitute, the legal, valid and binding obligations of Seller (as appropriate), enforceable against Seller in accordance with their respective terms, except as such obligations and enforceability are limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors' rights and by equitable principles.

     2.5 Brokers' Fees. No broker, finder or similar agent has been employed by or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and Seller has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

     2.6 Title to Assets. Except as set forth on Schedule 2.5, Seller has good and marketable title to Exhibit A Assets and the Exhibit B Assets and on the Closing Date, Buyer will receive good and marketable title to the Exhibit A Assets and Exhibit B Assets and such assets will be free and clear of any liens.

     2.7 Litigation. Except as otherwise disclosed in writing to Buyer, there is no action or judgment outstanding or any claim, suit, litigation, proceeding or labor dispute ("Action") pending or, to the knowledge of Seller, threatened or anticipated against or relating to or affect the International Re-Origination Contracts, the Exhibit A Assets, the Exhibit B Assets or the transactions contemplated by this Agreement in each case which could reasonably be anticipated to have a material adverse effect on the International Re-Origination Business.
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     2.8     No Infringement.  Except as otherwise disclosed to Buyer in writing, to Seller's knowledge, the intellectual property transferred to Buyer hereunder does not infringe on any right or interest held by any third party in each case which could reasonably be anticipated to have a material adverse effect on the International Re-Origination Business.

     2.9 Exhibit A Assets; Exhibit B Assets. As of the Closing Date, except as set forth in Schedule 2.8, Seller has no actual knowledge of material defects with respect to any of the Exhibit A Assets or Exhibit B Assets. Buyer agrees that Buyer is purchasing the Exhibit A Assets and the Exhibit B Assets "as is" and that Seller makes no warranty of merchantability or fitness for any particular purpose with respect to such assets.

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     3.1 Organization and Good Standing. Buyer has been duly organized and is existing as a corporation in good standing under the laws of the State of Florida with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     3.2 Absence of Conflicts. Neither the execution and delivery of this Agreement by Buyer, the compliance by Buyer with the terms and conditions hereof nor the consummation by Buyer of the transactions contemplated hereby will (a) conflict with any of the terms, conditions or provisions of the articles of incorporation, by-laws or other charter documents of Buyer, (b) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to, or any governmental permit or license issued to Buyer, or (c) conflict with or result in a breach of or require any consent, authorization or approval (other than those required to be obtained which have been duly obtained or prior to the Closing Date will be obtained by Buyer) under, any indenture, mortgage, lien, lease, agreement or instrument to which Buyer is a party or by which it is bound.

     3.3     Corporate Power and Authority.

            (a) Buyer has the corporate power and authority to execute, deliver and carry out all the terms and provisions of this Agreement and to perform its obligations under this Agreement and, on the Closing Date, Buyer shall have taken, or caused to have been taken, all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

            (b) This Agreement constitutes, and upon the execution and delivery by Buyer of the other agreements between the parties referred to herein and each instrument and certificate delivered by Buyer pursuant hereto, such agreements, instruments and certificates shall constitute, the legal, valid and binding obligations of Buyer, and this Agreement and each such other agreement, instrument and certificate is and will be enforceable against Buyer in accordance with its terms, except as such obligations and enforceability are limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors' rights and by equitable principles.
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     3.4     Brokers' Fees.  No broker, finder or similar agent has been employed by or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and Buyer has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

     3.5 Seller's Representations and Warranties. Buyer hereby acknowledges and agrees that, except as expressly set forth herein, Seller makes no representations or warranties with respect to the Customer Base, the International Re-Origination Contracts, the Exhibit A Assets, the Exhibit B Assets, the Exhibit A Contracts and the Exhibit B Contracts.

     3.6 Buyer Common Stock. All shares of Buyer Common Stock to be delivered to Seller pursuant to the terms of this Agreement (i) have been duly authorized and adequately reserved in contemplation of issuance thereof to Seller pursuant to the terms of this Agreement by all necessary corporate action on the part of Buyer, (ii) shall be (when issued in accordance with the terms of this Agreement) (A) validly issued and outstanding, (B) fully paid and non-assessable and (C) free and clear of all liens, with the exception of any restrictions on transferability under applicable securities laws, and
(iii) shall not be subject to any preemptive rights of the holders of any other class or series of the capital stock of Buyer.

     3.7 Commission Filings; Financial Statements. (a) Buyer has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto (collectively, the "Commission Filings"), that it has been required to file with the Securities and Exchange Commission (the "Commission") under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of the respective dates of their filing with the Commission, the Commission Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

              (b) Each of the historical consolidated financial statements of Buyer (including any related notes or schedules) included in the Commission Filings (the "Buyer Financial Statements") was prepared in accordance with United States generally accepted accounting principles (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such Buyer Financial Statements fairly present the consolidated financial position of Buyer and its subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as and to the extent reflected or reserved against in Buyer Financial Statements, none of Buyer nor any subsidiary of Buyer has any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, for the periods covered thereby.

     3.8 Material Adverse Change. Except as disclosed in the Commission Filings, since the date of the most recent audited Buyer Financial Statements included in Commission Filings, there has not been any event, occurrence or development of a state of circumstances or facts that has had, or could have reasonably been expected to have, (i) a material adverse effect on the
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condition (financial or otherwise), business, assets or results of operations of Buyer and its subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

                              ARTICLE IV

                    BUSINESS TRANSITION; COVENANTS

     4.1 Access and Information. From and after the Closing Date, Seller shall afford to Buyer and to Buyer's accountants, counsel and other representatives, reasonable access (during normal business hours and subject to reasonable notice) to Seller's documents and information concerning the Customer Base, the International Re-Origination Contracts, the Exhibit A Assets and the Exhibit B Assets and to Seller's management, in each case as reasonably requested by Buyer; provided, that the Buyer enter into a reasonable confidentiality agreement with regard to the disclosure and use of any information disclosed to or obtained by Buyer in connection with the foregoing. Likewise, from and after the Closing Date, Buyer shall afford to Seller and to Seller's accountants, counsel and other representatives, reasonable access (during normal (during normal business hours and subject to reasonable notice) to Buyer's documents and information concerning the Customer Base, the International Re-Origination Contracts, the Exhibit A Assets and the Exhibit B Assets and to Buyer's management, in each case as reasonably requested by Seller and with respect to periods on or before the Contingent Payment Date; provided, that the Seller enter into a reasonable confidentiality agreement with regard to the disclosure and use of any information disclosed to or obtained by Seller in connection with the foregoing.

     4.2 Transition of Customer Base. Seller and Buyer shall cooperate fully with each other for purposes of effecting a smooth transition of the Customer Base. In connection with the foregoing, Seller shall, if requested by Buyer and at Buyer's cost and expense, use its reasonable best efforts (a) to provide assistance related to the Customer Base, the Exhibit A Assets and the Exhibit B Assets for purposes of continuation of the International Re-Origination Business by Buyer in the same manner as conducted by Seller prior to the Closing Date, and (b) to assist Buyer in connection with Buyer's efforts to hire key employees relating to the International Re-Origination Business (to the extent not retained by Seller).

     4.3 Revenue Maximization. After the Closing Date, but prior to the Initial Payment Date, Buyer will conduct its International Re-Origination Business with respect to the Customer Base without making any material pricing changes thereto which would reasonably be expected to adversely impact the Purchase Price. In addition, for purposes of determining the Initial Consideration and the Contingent Consideration, the amount paid to Seller shall not be reduced to the extent Buyer changes the terms and conditions of dealing with sales through resellers which are part of the Customer Base that, for accounting purposes, has the effect of reclassifying charges that previously would have been treated as sales or administrative expenses or cost of goods sold, to reductions in revenue but have no negative impact on net income. Notwithstanding the foregoing, Buyer shall have flexibility to alter pricing so as to remain economically competitive in the telecommunications industry, even if such pricing changes ultimately result in a decrease in the Contingent Consideration.

     4.4 Calculation of Purchase Price; Inspection and Audit Rights. All calculations of the June Revenue shall be done jointly by Buyer and Seller.

At all times from the Closing Date to the Contingent Payment Date, Buyer shall keep (or cause to be kept or made available within a reasonable time after request therefor) at its principal executive office all records of Buyer pertaining to the Customer Base and the collection and calculation of gross revenues for purposes of the Purchase Price, which records will be of such character so as to enable the Seller to conduct the Audit, as defined below. As soon as practicable after the end of each of September, October and November 2000, Buyer shall provide to Seller a statement of gross revenue billed to the Customer Base for such month along with such call detail records as are reasonably necessary for Seller to determine the accuracy of such statement. Seller shall have until the Contingent Payment Date to notify Buyer whether it intends to conduct an audit of any or all of such statements (the "Audit"), which Audit shall be commenced as soon as practicable after such notice and shall be conducted by an independent accounting firm reasonably acceptable to both Buyer and Seller. The Audit shall be conducted during Buyer's regular business hours and upon reasonable notice. Regardless of whether Seller shall notify Buyer that it intends to conduct the Audit, Buyer shall deliver the Contingent Consideration to Seller no later than that Contingent Payment Date. Seller shall be solely responsible for the cost of the Audit, unless such Audit results in a finding that the revenue calculation provided by Buyer and upon which the Contingent Consideration is based has been understated by more than five percent (5%), in which event Buyer shall immediately (i) reimburse Seller for the cost of the Audit and (ii) pay any additional Contingent Consideration due to Seller.

     4.5     Use of Seller's Trademarks.      In order to assist in the
transfer of the Customer Base to Buyer, Seller hereby grants to Buyer the right to use, solely for a period of eighteen (18) months commencing on the Closing Date (the "Transition Period"), the name "Justice International" or such other trade names or trademarks (or derivations thereof) of Seller as Seller may approve in writing for use by Buyer during such period (collectively, "Seller's Trademarks") only for the purpose of conducting the
International Re-Origination Business.   Nothing herein shall grant Buyer any
right, title or interest in Seller's Trademarks. At no time during or after the Transition Period shall Buyer challenge or assist others to challenge Seller's Trademarks or the registration thereof or attempt or assist to attempt to register any trademarks, marks or trade names confusingly similar to those of Seller. Representations of Seller's Trademarks that Buyer intends to use shall first be submitted to Seller for approval (which shall not be unreasonably withheld) of design, color, and other details. If any of Seller's Trademarks are to be used in conjunction with another trademark in relation to the International Re-Origination Business, Seller's Trademarks shall be presented separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

     4.6 Confidential Treatment. Except for such use as may be reasonably required in connection with the purchase of the Assets and the transactions contemplated by this Agreement or as otherwise required by law, each party agrees to keep confidential, and to not disclose or use, directly or indirectly, in any way, any information obtained by it from the other party in connection with its investigations, communications or otherwise in connection with this Agreement and the transactions contemplated hereby.

     4.7 Filings; Public Announcements. Each party shall cooperate fully with the other party in furnishing any necessary information required in connection with the preparation, distribution and filing of any filings, applications and notices which may be required by any federal, state and local regulatory agencies. No public announcement by any party hereto with regard to the transactions contemplated hereby or the material terms hereof shall be issued by any party without the mutual prior consent of the other party, except that in the event the parties are unable to agree on a press release and legal counsel for one party is of the opinion that such press release is required by law and such party furnishes the other party a written opinion of outside legal counsel, or other counsel reasonably acceptable to the party being furnished such opinion, to that effect, then such party may issue the legally required press release.

     4.8 Forwarding of Certain Payments. In the event either party receives a payment from the Customer Base or otherwise rightfully belonging to the other party pursuant to the terms hereof, the receiving party shall immediately forward such incorrectly received payment to the other party. Cooperation in Customer Transfer. In connection with the transfer of the Assets, to the extent requested by Buyer, Seller shall jointly execute notices to the Customer Base informing the Customer Base of the transfer of such Customer Base to Buyer provided that no such notice shall be sent to the Customer Base prior to July 1, 2000, without Seller's express written consent.

                                 ARTICLE V

                               INDEMNIFICATION

     5.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto shall survive only until the close of business on the first anniversary of the Contingent Payment Date (the "Survival Period"). As used in this Article V, the term "Damages" shall mean any and all losses, liabilities, obligations, judgments, costs, expenses, damages, obligations, lawsuits, claims and deficiencies of any kind or nature whatsoever, including without limitation, interest, attorneys', accountants' and experts' fees and costs and all amounts paid in investigation, defense or settlement of any of the foregoing and such fees and costs incurred pursuing indemnification or other rights or claims under this Article.

     5.2     Indemnification.

             (a) Seller covenants and agrees to defend, indemnify and hold harmless the Buyer from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Seller in this Agreement or in any writing delivered pursuant to this Agreement; (ii) the failure by Seller to perform or observe any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; or (iii) any third party claim with respect to Excluded Liabilities.

             (b) Buyer covenants and agrees to defend, indemnify and hold harmless the Seller from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement or in any writing delivered pursuant to this Agreement; (ii) the failure by Buyer to perform or observe any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; or (iii) any Damages arising out of third party claims with respect to Assumed Liabilities.

     5.3     Third Party Claims.

             (a)     If any party entitled to be indemnified pursuant to
Section 5.2 (an "Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third party of any

Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted from or were caused by such failure. In order to avoid unnecessary litigation, the Indemnifying Party and the Indemnified Party agree that as between the Indemnifying Party and the Indemnified Party the statute of limitations or other period applicable to the Indemnifiable Claim and any related claim for indemnification by the Indemnified Party for alleged breach of or to enforce this Agreement shall be tolled as of the date the Claim Notice is given to the Indemnifying Party and shall remain tolled until the date, if any, upon which the Indemnified Party commences an action to enforce such rights; provided, that such Claim Notice is given within the applicable Survival Period described in Section 5.1. The fact that any Indemnifiable Claim may be subject to a defense based upon the expiration of the applicable statute of limitations or on any other legal or equitable ground shall not relieve the Indemnifying Party of its obligation to indemnify, save and hold harmless the Indemnified Party under this Agreement.

     (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at Indemnifying Party's expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that
(i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party; provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party unless the Indemnified Party shall have reasonably concluded that there are defenses or counter or cross claims available to it that may not be available to the Indemnifying Party, in which event the Indemnifying Party shall bear the reasonable fees and expenses (and shall pay the same on a current basis as incurred) of counsel and experts selected by the Indemnified Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld or delayed.

     (c) If the Indemnifying Party does not (i) notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein and (ii) agree in writing that it is unconditionally and irrevocably obligated to indemnify the Indemnified Party in respect of all Damages arising out of the Indemnified Claim in accordance with this Agreement, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim. The Indemnifying Party shall be liable for any such settlement or compromise of the Indemnifiable Claim and for any final judgment, and the Indemnifying Party agrees to indemnify the Indemnified Party against all Damages by reason of such settlement, compromise or judgment.

     5.4     Limitations on Indemnification.

             (a) Notwithstanding any other provision of this Agreement, an Indemnified Party shall have no right to indemnification under this Article V for Damages:

                     (i) after the Indemnified Party has received payment of Damages equal to the amount of the Purchase Price; provided, that this limitation shall not apply to Damages resulting from a willful breach of warranty or misrepresentation or from gross negligence or willful misconduct;

                     (ii) for a claim based upon an inaccuracy or breach of a representation or warranty unless that claim is asserted by the Indemnified Party to whom such representation or warranty was made during the applicable Survival Period during which such representation or warranty survives under Section 5.1;

                    (iii) to the extent arising from such Indemnified Party's gross negligence or willful misconduct; or

                     (iv) which consist of or arise with respect to special, indirect, consequential or punitive damages or expenses of any nature.

     A claim shall be deemed to have been asserted for purposes of clause (ii) above only if the asserting party provides written notice to the Indemnifying Party within the prescribed period setting forth in reasonable detail (to the extent of its information) the basis of its claim and the amount of the indemnity sought (to the extent then determinable).

          (b) No claim may be made by any party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          (c) Except with respect to a failure to pay the Purchase Price pursuant to the terms hereof, the indemnify provisions in this Article V shall be the exclusive remedy for Damages of the parties hereto arising out of or relating to this Agreement and the transactions contemplated herein.

                               ARTICLE VI

                           GENERAL PROVISIONS

     6.1 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF CALIFORNIA.

     6.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of such parties whether so expressed or not. No party hereto shall assign any right or delegate any obligation hereunder without the express prior written consent of the other party hereto.

     6.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     6.4 Notices, etc. All notices, requests, demands, waivers, consents and other communications hereunder shall be in writing, shall be delivered either in person, by telegraphic, facsimile or other electronic means, by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means calculated to arrive on any business day prior to 6:00 p.m. local time at the address of the addressee, or on the next succeeding business day if delivered on a non-business day or after 6:00 p.m. local time, (b) one business day after having been delivered to an air courier for overnight delivery or (c) three business days after having been deposited in the mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the parties or their assignees at the following addresses (or at such other address as shall be given in writing by a party hereto):

     If to Seller:       Justice Telecom Corporation
                         6700 Centinela Avenue
                         Culver City, California  90230
                         Attn:  Robert W. Goldsmith
                         Facsimile:  (310) 526-2141

     If to Buyer:        Ursus Telecom Corporation
                         440 Sawgrass Corporate Parkway, Suite 112
                         Sunrise, Florida  33325
                         Attn:  Jeffrey Chaskin
                         Facsimile (954) 864-7889

     With a copy to:     Swidler Berlin Shereff Friedman, LLP
                         3000 K Street, NW Suite 300
                         Washington, DC 20007
                         Attn:     John J. Klusaritz, Esq.
                                   Brent T. Salmons, Esq.
                         Facsimile (202) 424-7647

     6.5 Expenses. Each of the parties shall bear and pay their own costs and expenses relating to the transactions contemplated by, or the performance of or compliance with any condition or covenant set forth in, this Agreement.

     6.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Except as otherwise provided herein, all remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     6.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

     6.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     6.9 Facsimile Signatures. Any signature page delivered by a telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     6.11 Arbitration. Except as otherwise provided herein, any controversy or claim arising out of or relating to this Agreement, or any agreements or instruments relating hereto or in connection herewith, or the transactions contemplated hereby or thereby, shall at the request of any party be determined by binding arbitration before the American Arbitration Association (AAA) under their then-prevailing commercial arbitration rules. The arbitration shall be held in Los Angeles, California, unless the parties mutually select another venue, and judgment upon the arbitrator's award may be entered in any court having jurisdiction. Notwithstanding the foregoing, either party may seek equitable relief by court action, before or after instituting arbitration, including without limitation seeking and obtaining temporary restraining orders, injunctions, or other provisional or ancillary remedies, and the institution and maintenance of any such action shall not constitute a waiver of the right to arbitrate the controversy or claim. The arbitrator shall award the costs and expenses of arbitration, including attorneys' fees, to the prevailing party as part of his or her award, in addition to all other relief granted.

     6.12 Rule of Construction. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, each party has executed this Agreement or caused this Agreement to be executed by its duly authorized representative as of the date first above written.


SELLER                                    BUYER

Justice Telecom Corporation,              Ursus Telecom Corporations,
a California corporation                  a Florida corporation


By:                                       By:
   ----------------------------               ----------------------------
Name:______________                       Name:______________
     --------------------------                ---------------------------
Its:                                      Its:
    ---------------------------                ---------------------------

                                  EXHIBIT A

                               RETAIL ASSETS

ARGENTINA - BUENOS AIRES
---------------------------
Call-Thru Node
---------------
Industrial PC
Telephony Boards                Dialogic D/SC-160 LS-16 Ports-Analog
VOS/Parity Software


ITFS Node
----------
Industrial PC
Telephony Boards                Dialogic D/41-ESC-4 Ports-Analog
VOS/Parity Software


X.25 Internet Trigger Node
-----------------------------
Industrial PC
Telephony Boards                Dialogic D/41-ESC-4 Ports-Analog
VOS/Parity Software
Frad/Pad
UPS


GIBRALTAR
---------
Call-Thru Node
---------------
Industrial PC
Telephony Boards                Dialogic D/SC-160 LS-16 Ports-Analog
VOS/Parity Software


NIGERIA
-------
Call-Thru Node
---------------
Industrial PC
Telephony Boards                Dialogic D/41-ESC-4 Ports-Analog
VOS/Parity Software


VENEZUELA
---------
Trigger Node
-------------
VOS/Parity Software
Telephony Boards                Dialogic D/41-ESC-4 Ports-Analog

INTERNET TRIGGER, X.25, & TELEDESQ ACCESS
----------------------------------------------

X.25 Connection:
-----------------
Industrial PC (Tethys)
CSU/DSU [(1)Paradyne Comsphere 3611 X.25]
FRAD/PAD [1]

JIT
---
AS5300 Universal Access Server      JIT-RETAIL PLATFORM - S/N SCA032200B5
AS53-4CT1                           Quad T1/Primary Rate Interface (PRI)
AS53-CC-VOX                         DSPM Card-4 542 DSP's
AS53-CC-VOX                         DSPM Card-4 549 DSP's
AS53-AC-RPS                         AC Dual Power Supply
SF53CP-12.0.7                       12.0(7)T IOS IP PLUS FEATURE SET
MEM-64M-AS53                        80 MB DRAM
MEM-16F-AS53                        16 MB Flash
CSU/DSU [Adtran FT1]

DIALERS
-------
All GMA Communications LTD, Model PRD-107 Automatic Dialers in Sellers Inventory as of June 1, 2000.

                               EXHIBIT A-1

                           EXHIBIT A CONTRACTS

VOS/PARITY SOFTWARE

Country         Application      Software License No.     VOS License Type
---------------------------------------------------------------------------
Argentina      Trigger Node      8939-CB 9638W3907        8 port runtime DOS
Argentina      Call-thru Node    SRB04067983A59239       16 port runtime NT
Argentina      ITFS Node         SRB040679806L59241       8 port runtime NT
Nigeria        Trigger Node      SRB040679806L59241       8 port runtime NT
Venezuela      Trigger Node      SRB040670013FA8777       8 port runtime NT
Gibraltar      Call-thru Node    SRB040679806L59241      16 port runtime NT

                                EXHIBIT B


                             EXHIBIT B ASSETS


ENHANCED SERVICE PLATFORM
---------------------------
Summa IV (Switch)
Sun Server [CDR Database Machine]      S/N FW92230055
Sun Server [Host Machine]              S/N FW92351012
Sun Server [Traffic Machine]]          S/N FW92351022
Sun Server [StorEdge Raid]             S/N 925H3EBC
Sun Workstations - (2) Ultra 5:
  Undertaker                           S/N FW925120959
  Euclid                               S/N FW92510958
KVM + Cables for 4 Sun Machines
Firewall Software                      Certificate Key 3df7 ed2b 70a6
                                       Product: CPFW-FIG-25 (Firewall Internet
                                                             Gateway/25)
ICVerify License                       S/N UN8001753
SCO Unix License for ICVerify
Informix Software                      S/N AAC#J679166
Informix Software                      S/N AAC#J679165
Research and Development

TELEDESQ & TELESCRIPT
-----------------------
Trilogy

                                EXHIBIT B-1


                       Exhibit B Contracts

Enhanced Service Platform:

     1.     SCO Open Server Unix   5.5   Operating System License

Teledesq & Telescript:

     2. Trilogy Telemanagement Service Agreement by and between Trilogy Management, L.L.C., a Delaware limited liability company, and Justice Technology Corporation, now known as Justice Telecom Corporation, a California corporation, dated June 21, 1999

                                 EXHIBIT C

                                BILL OF SALE

     JUSTICE TELECOM CORPORATION, a California corporation ("the Seller"), pursuant to the Asset Purchase Agreement, dated as of June 1, 2000 (the "Agreement"; unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement) between URSUS TELECOM CORPORATION, a Florida corporation (the "Buyer"), in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and for other good and valuable consideration, do hereby sell to Buyer all of the Seller's right, title and interest in and to the following (collectively, the "Assets"):

     (a) All information regarding the customers, sales representatives and resellers of Seller's International Re-Origination Business contained on TeleDesq and TeleScript, as such terms are defined below (the "Customer Base") and such other information regarding the Customer Base as may be reasonably required in order for Buyer to continue the International Re-Origination Business of Seller (as used herein, the terms "TeleDesq" and "TeleScript" shall refer to the software licensed to Seller under that certain Trilogy Telemanagement Service Agreement dated June 21, 1999, between Seller and Trilogy Telemanagement L.L.C.

     (b) All rights and obligations of Seller under all contracts or agreements with the Customer Base (the "International Re-Origination Contracts") for all periods on and after the Closing Date, subject to the terms and conditions of the Agreement, on a going forward basis all the International Re-Origination Contracts and all rights and obligations relating thereto, in each case to the fullest extent the foregoing are assignable pursuant to their terms;

     (c) Subject to the terms and conditions of the Agreement, all advance payments, prepayments, prepaid expense, deposits and the like paid to Seller by the Customer base in connection with the International Re-Origination Business ("Prepaids") which are held by Seller as of the Closing Date;

     (d) Certain specified assets related to the International Re-Origination Business of the Seller set forth on Exhibit A (the "Exhibit A Assets") including, subject to the terms and conditions of the Agreement all rights and obligations of Seller under the Exhibit A Contracts;

     (e) All telecommunications and computer software developed solely by Seller and specific to Seller's International Re-Origination Business and not used in any other activities of Seller; and

     (f) A non-exclusive, perpetual, assignable license to use all telecommunications and computer software developed solely by Seller and used both in Seller's International Re-Origination Business and in the other activities of Seller, but only to the extent such software is required to conduct the International Re-Origination Business.

     Notwithstanding the foregoing, the sale, conveyance, transfer, assignment and delivery set forth herein does not include the Excluded Assets as provided in Section 1.2 of the Agreement.

     Such sale, transfer, conveyance and delivery is made in full accordance with and subject to the representations, warranties, covenants, indemnities, exclusions, limitations and provisions contained in the Agreement.

     The Seller does not make any representations or warranties, either express or implied, regarding the Assets except as expressly set forth in the Agreement. THE SELLER MAKES NO WARRANTY OF MERCHANTABILITY NOR OF FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS. THE PURCHASER ACCEPTS THE ASSETS IN "AS-IS" CONDITION.

     IN WITNESS WHEREOF, the Seller has signed this Bill of Sale on the 1st day of June, 2000.


                                     JUSTICE TELECOM CORPORATION


                                     By:
                                        -------------------------------
                                     Name:
                                           ----------------------------
                                     Title:
                                            ---------------------------

                              [EXHIBIT D]

                              BILL OF SALE

     JUSTICE TELECOM CORPORATION, a California corporation ("the Seller"), pursuant to the Asset Purchase Agreement, dated June 1, 2000 (the "Agreement"; unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement) between URSUS TELECOM CORPORATION, a Florida corporation (the "Buyer"), in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and for other good and valuable consideration, do hereby sell to Buyer all of the Seller's right, title and interest in and to:

          Certain specified assets relating to the International Re-Origination Business of Seller set forth on Exhibit B
          (the "Exhibit B Assets"), including, subject to the terms and conditions of the Agreement, all rights and obligations of Seller under the Exhibit B Contracts.

     Notwithstanding the foregoing, the sale, conveyance, transfer, assignment and delivery set forth herein does not include the Excluded Assets as provided in Section 1.2 of the Agreement.

     Such sale, transfer, conveyance and delivery is made in full accordance with and subject to the representations, warranties, covenants, indemnities, exclusions, limitations and provisions contained in the Agreement.
The Seller does not make any representations or warranties, either express or implied, regarding the Assets except as expressly set forth in the Agreement. THE SELLER MAKES NO WARRANTY OF MERCHANTABILITY NOR OF FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS. THE PURCHASER ACCEPTS THE ASSETS IN "AS-IS" CONDITION.

     IN WITNESS WHEREOF, the Seller has signed this Bill of Sale on this 1st day of June, 2000.


                                     JUSTICE TELECOM CORPORATION


                                     By:
                                        --------------------------
                                     Name:
                                          ------------------------
                                     Title:
                                           -----------------------

                                  [EXHIBIT E]

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of June 1, 2000 (the "Assignment and Assumption Agreement"), by and between URSUS TELECOM CORPORATION, a Florida corporation (the "Assignee"), and JUSTICE TELECOM CORPORATION, a California corporation (the "Assignor").

     WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated as of June 1, 2000 (the "Agreement"; unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement) pursuant to which Assignor has agreed to assign, transfer and convey to Assignee, and Assignee has agreed to assume from Assignor, all right, title and interest of Seller in and to the International Re-Origination Contracts and the Exhibit A Contracts, all on a going forward basis, in each case to the fullest extent that each is assignable pursuant to their terms (as interpreted under applicable law); and

     WHEREAS, Assignee wishes to fulfill its agreement to assume the Re-Origination Contracts and the Exhibit A Contracts on a going forward basis, commencing on or after the Closing Date, in accordance with the terms of the Agreement;

     NOW THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                ARTICLE I
                           CERTAIN DEFINITIONS

     1.01 General. Any capitalized item used but not defined herein will have the meaning set forth in the Agreement.

                                ARTICLE II
                  ASSIGNMENT AND ASSUMPTION BY ASSIGNEE

     2.01 Assignment and Assumption. Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, on a going forward basis all Seller's right, title and interest in and to each of the International Re-Origination Contracts and the Exhibit A Contracts, and all rights and obligations relating thereto, in each case to the fullest extent the foregoing are assignable pursuant to their terms (as interpreted under applicable law). Assignee hereby assumes and agrees to pay, perform, defend and discharge in due course all liabilities and obligations which pertain to or are to be performed during any period commencing on or after the Closing Date in connection with the International Re-Origination Contracts and the Exhibit A Contracts , in accordance with the Agreement. Such sale, transfer, conveyance and delivery is made in full accordance with and subject to the representations, warranties, covenants, indemnities, exclusions, limitation and provisions contained in the Agreement.

     2.02 Exclusions. Notwithstanding the foregoing, the Assignor shall not assign, and the Assignee shall not assume or otherwise be responsible for, in accordance with the Agreement, any of the Excluded Liabilities or the Excluded Assets.

                                  ARTICLE III
                                 MISCELLANEOUS

     3.01 Binding Effect. This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assignees in accordance with the Agreement.

     3.02 Governing Law. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of California, without reference to the choice of law provisions thereof.

     3.03 Counterparts. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have signed this Assignment and Assumption Agreement on the date first set forth above.


                                   JUSTICE TELECOM CORPORATION


                                   By:
                                      ---------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------


                                   URSUS TELECOM CORPORATION


                                   By:
                                      ---------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                         ------------------------------

                              [EXHIBIT F]

              ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT dated June 1, 2000 (the "Assignment and Assumption Agreement"), by and between URSUS TELECOM CORPORATION, a Florida corporation (the "Assignee"), and JUSTICE TELECOM CORPORATION, a California corporation (the "Assignor").

     WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated June 1, 2000 (the "Agreement"; unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement) pursuant to which Assignor has agreed to assign, transfer and convey to Assignee, and Assignee has agreed to assume from Assignor, all right, title and interest of Seller in and to the Exhibit B Contracts, all on a going forward basis, in each case to the fullest extent that each is assignable pursuant to their terms (as interpreted under applicable law); and

     WHEREAS, Assignee wishes to fulfill its agreement to assume the Exhibit B Contracts on a going forward basis, commencing on or after the Closing Date, in accordance with the terms of the Agreement;

     NOW THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                ARTICLE I
                          CERTAIN DEFINITIONS

     1.01 General. Any capitalized item used but not defined herein will have the meaning set forth in the Agreement.


                               ARTICLE II
                ASSIGNMENT AND ASSUMPTION BY ASSIGNEE

     2.01 Assignment and Assumption. Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, on a going forward basis all Seller's right, title and interest in and to each of the Exhibit B Contracts, and all rights and obligations relating thereto, in each case to the fullest extent the foregoing are assignable pursuant to their terms (as interpreted under applicable law). Assignee hereby assumes and agrees to pay, perform, defend and discharge in due course all liabilities and obligations which pertain to or are to be performed during any period commencing on or after the Closing Date in connection with the Exhibit B Contracts in accordance with the Agreement. Such sale, transfer, conveyance and delivery is made in full accordance with and subject to the representations, warranties, covenants, indemnities, exclusions, limitation and provisions contained in the Agreement.

     2.02 Exclusions. Notwithstanding the foregoing, the Assignor shall not assign, and the Assignee shall not assume or otherwise be responsible for, in accordance with the Agreement, any of the Excluded Liabilities or the Excluded Assets.

                               ARTICLE III
                              MISCELLANEOUS

     3.01 Binding Effect. This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assignees in accordance with the Agreement.

     3.02 Governing Law. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of California, without reference to the choice of law provisions thereof.

     3.03 Counterparts. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                        [SIGNATURE PAGE FOLLOWS]

           [SIGNATURE PAGE OF ASSIGNMENT AND ASSUMPTION AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have signed this Assignment and Assumption Agreement on the date first set forth above.


                               JUSTICE TELECOM CORPORATION


                               By:
                                  ------------------------------
                               Name:
                                    ----------------------------
                               Title:
                                     ---------------------------


                                URSUS TELECOM CORPORATION


                                By:
                                   -----------------------------
                                Name:
                                     ---------------------------
                                Title:
                                      --------------------------

                                   EXHIBIT G

                           NON-COMPETITION AGREEMENT

   THIS NON-COMPETITION AGREEMENT (the "Agreement") dated as of June 1, 2000
                      ---------
(the "Effective Date") by and between URSUS TELECOM CORPORATION, a Florida
    ---------------
corporation ("Buyer"), and JUSTICE TELECOM CORPORATION, a California
          -----
corporation ("Seller").
              ------
                              R E C I T A L S

   WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement dated as of June 1, 2000 (the "Purchase Agreement"), pursuant to
                                         ------------------
which (x) Buyer will purchase from Seller certain specified assets and properties of Seller relating to Seller's International Re-Origination Business (as defined in the Purchase Agreement), (y) Buyer has obligated itself to pay the Purchase Price (as defined in the Purchase Agreement) for such specified assets and properties and (z) Buyer has agreed to assume on a going forward basis the International Re-Origination Contracts (as defined in the Purchase Agreement);

     WHEREAS, Seller will derive substantial economic benefit from the sale of the Assets (as defined in the Purchase Agreement) pursuant to the terms and conditions of the Purchase Agreement;

     WHEREAS, Seller recognizes that in order to protect the Assets that Buyer is acquiring from Seller it is essential that Seller not take any action that could detract from the Assets and goodwill and the value thereof, and Seller acknowledges that the obligations it is undertaking in this Agreement are reasonable in light of Buyer's need for such protection and the benefits Seller will receive as a result of the sale of the Assets pursuant to the Purchase Agreement; and

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligation of Buyer to consummate the transactions contemplated by the Purchase Agreement.

                           A G R E E M E N T

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.   Definitions. Unless otherwise defined herein or the context otherwise
          -----------
requires, all capitalized terms shall have the meaning ascribed to such terms in the Purchase Agreement. The following terms shall have the respective meanings shown for all purposes of this Agreement:

    "Confidential or Proprietary Information" shall (i) mean the Customer Base
     ----------------------------------------
list, and all information, whether written or oral, generally unavailable to the public that has been created, discovered or developed by Seller or in which property rights have been assigned or otherwise conveyed to Seller, which information has material economic value or potential economic value to the conduct of the International Re-Origination Business with respect to the Customer Base; provided, however, "Confidential or Proprietary Information"
                                   ---------------------------------------
does not include any information that (a) is or becomes generally available to the public other than as a result of a disclosure by Seller or (b) is required to be disclosed by law pursuant to an order or decree of a court of competent jurisdiction.

     "Customer Base" shall mean all customers, sales representatives and
      --------------
resellers wherever located, of Seller's International Re-Origination Business.

     "International Re-Origination Business" shall mean the business of
      ---------------------------------------
re-origination of international retail telephone traffic.
------------

     "Term" shall mean the period commencing on the Closing Date and continuing until June 1, 2002; provided, however, that, in the event Buyer defaults under any of its obligations under the Purchase Agreement, and such default continues for a period of fifteen (15) days after notice thereof from Seller, Seller may, at its option, declare the Term to be suspended (for such period as Seller may select) or terminated, in which event the Term shall be so suspended or terminated.

     2.   Non-Compete; Non-Solicitation.
         ------------------------------
         (a) Seller agrees that during the Term, except as set forth in the Purchase Agreement with respect to assistance to and cooperation with Buyer, it shall not (i) directly or indirectly for its own account or for the account of another party, through an affiliate, subsidiary, shareholder or principal, market, sell, resell or otherwise engage in the International Re-Origination Business anywhere in the world, or (ii) directly or indirectly disclose to any person or entity any Confidential or Proprietary Information.

          (b) Seller agrees that during the Term, except as set forth in the Purchase Agreement with respect to assistance to and cooperation with Buyer, it shall not call upon any person who is, at that time, an employee of Buyer (or any subsidiary thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Buyer (or any subsidiary thereof) anywhere in the world.

          (c) Nothing herein shall prohibit the Seller from being a passive owner of not more than 5% of the outstanding stock of any publicly traded class of securities of an entity engaged in the International Re-Origination Business, so long as Seller does not otherwise have any participation in the business of such entity.

          (d) Seller agrees that during the Term, except (i) as set forth in the Purchase Agreement with respect to assistance to and cooperation with Buyer and (ii) for Operator Services, as such term is defined below, it shall not directly, for its own account or for the account of another party, through an affiliate, subsidiary, shareholder or principal, knowingly market, sell, resell or otherwise provide telecommunications services of any kind (whether voice, data, video, long distance or local) to any person which is a customer in the Customer Base except with the consent of Buyer, which consent shall be withheld only if the granting of such consent would materially interfere with

Buyer's conduct of the International Re-Origination Business . As used herein, the term "Operator Services" shall mean telecommunication services conducted by Mission Communications L. L. C. (or any successor-in-interest in which Seller has an ownership interest) which make use of the assistance of a live or an automated operator, including, but not limited to, collect, credit card, third party calling and LEC calling card calls, but shall not include international re-origination calls which require operator assistance for completion.

          (e) If, at any time during the Term, a court of any jurisdiction shall hold that the duration, scope, area or other restrictions stated herein are unreasonable with regard to that jurisdiction under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable with regard to that jurisdiction under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

     3.   Representation and Warranties. Seller hereby represents and warrants
         ------------------------------
to Buyer that:

        (a)  Authority. This Agreement has been duly executed and delivered by
             ---------
Seller to Buyer.

        (b) Binding Obligations. This Agreement constitutes the legal, valid
            --------------------
and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     4.   Remedies. The parties hereto agree that Buyer would suffer
          --------
irreparable harm from a breach by Seller of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by Seller of any of the provisions of this Agreement, Buyer may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for, and obtain, specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violation of the provisions hereof.

     5.   Successors and Assigns. The provisions of this Agreement shall be
          ------------------------
binding upon and inure to the benefit of the heirs, legal representatives, executors, successors and assigns of each party hereto; provided, however, that Seller shall not, directly or indirectly, transfer, assign or delegate any of its rights or obligations hereunder in whole or in part without the prior written consent of Buyer, and Buyer shall not, directly or indirectly, transfer, assign or delegate any of its rights or obligations hereunder, in whole or in part, without the consent of the Seller, and any such transfer, delegation or assignment without said consent shall be void, ab initio.
                                                             -- ------

     6.  Modification or Waiver. No amendment, modification, waiver,
         -----------------------
termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     7.   Severability. Subject to Section 2(c), if any term or provision of
         ------------
this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

     8.   Counterparts. This Agreement may be executed simultaneously in two
          ------------
or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     9.   Entire Agreement. This Agreement (together with all documents and
          -----------------
instruments referred to herein) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

     10.   Notices. All notices and other communications under or in
           -------
connection with this Agreement shall be in writing and shall be deemed given
(i) if delivered personally (including by overnight express or messenger), upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (iii) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the parties at the following addresses or to such other address or facsimile number as shall be specified in writing by the intended recipient of such notice:

                 (a)   If to the Buyer, addressed to:

                       Ursus Telecom Corporation
                       440 Sawgrass Corporate Parkway, Suite 112
                       Sunrise, Florida 33325
                       Attention: Jeffrey Chaskin

                       Facsimile: (954) 864-7889

                 (b)   If to Seller:

                       Justice Telecom Corporation
                       6700 Centinela Avenue
                       Culver City, California 90230
                       Attention: Robert W. Goldsmith

                       Facsimile: (310) 526-2141

     11.   Construction. The parties understand and acknowledge that they have
            ------------
each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Agreement. This Agreement shall not be construed against any party for having drafted it. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     12.   Applicable Law.  This Agreement shall be governed by and construed
          ---------------
and enforced in accordance with the internal laws (and not the law of conflicts) of the State of California.

      13.   Consent to Jurisdiction. Each party hereto irrevocably submits to
           -------------------------
the exclusive jurisdiction of the courts of the State of California and the United States District Court for the Central District of California, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby and to the laying of venue in any such court. Each party hereto irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                               BUYER:

                                               URSUS TELECOM CORPORATION


                                               By:
                                                  ---------------------------
                                               Name:
                                               Title:

                                               SELLER:

                                               JUSTICE TELECOM CORPORATION


                                               By:
                                                  ----------------------------
                                               Name:
                                               Title: